Exhibit 99.1

Heliogen, Inc.
Consolidated Balance Sheets
($ in thousands, except share data)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$30,064	$36,949
Short-term restricted cash	—	500
Receivables, net	179	764
Prepaid and other current assets	1,160	865
Total current assets	31,403	39,078
Operating lease right-of-use assets	146	2,831
Property, plant and equipment, net	137	315
Long-term restricted cash	—	1,000
Other long-term assets	998	1,066
Total assets	$32,684	$44,290
LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade payables	$1,170	$1,450
Accrued expenses and other current liabilities	7,401	11,164
Total current liabilities	8,571	12,614
Operating lease liabilities, non-current	730	2,314
Other long-term liabilities	354	344
Total liabilities	9,655	15,272
Commitments and contingencies (Note 12)
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized and no shares outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 6,116,752 and 6,096,084 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	435,556	435,159
Accumulated other comprehensive loss	(538)	(511)
Accumulated deficit	(411,990)	(405,631)
Total stockholders’ equity	23,029	29,018
Total liabilities and stockholders’ equity	$32,684	$44,290

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Operations
($ in thousands, except per share and share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Services revenue	$—	$954
Grant revenue	—	574
Total revenue	—	1,528
Cost of revenue:
Cost of services revenue (including depreciation)	—	903
Cost of grant revenue	—	574
Total cost of revenue	—	1,477
Gross profit	—	51

Operating expenses:
Selling, general and administrative	4,638	12,355
Research and development	1,088	3,791
Impairment and other charges	1,155	32
Total operating expenses	6,881	16,178
Operating loss	(6,881)	(16,127)

Interest income	300	683
Loss on warrant remeasurement	(3)	(24)
Other income, net	227	245
Net loss before taxes	(6,357)	(15,223)
Provision for income taxes	(2)	(2)
Net loss	$(6,359)	$(15,225)

Loss per share:
Loss per share – Basic and Diluted	$(1.03)	$(2.53)
Weighted-average number of shares outstanding – Basic and Diluted	6,170,087	6,020,992

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Comprehensive Loss
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(6,359)	$(15,225)
Other comprehensive loss, net of taxes:
Unrealized gains on available-for-sale securities	—	1
Cumulative translation adjustment	(27)	(2)
Total other comprehensive loss, net of taxes	(27)	(1)
Comprehensive loss	$(6,386)	$(15,226)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)
($ in thousands, except share data)
(Unaudited)

	Three Months Ended March 31, 2025
	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Capital	Loss	Deficit	Total
Balance as of December 31, 2024	6,096,084	$1	$435,159	$(511)	$(405,631)	$29,018
Net loss	—	—	—	—	(6,359)	(6,359)
Other comprehensive loss	—	—	—	(27)	—	(27)
Share-based compensation	—	—	406	—	—	406
Vesting of restricted stock units	31,205	—	—	—	—	—
Tax withholding related to vesting of restricted stock units	(10,537)	—	(9)	—	—	(9)
Balance as of March 31, 2025	6,116,752	$1	$435,556	$(538)	$(411,990)	$23,029

	Three Months Ended March 31, 2024
	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Capital	Loss	Deficit	Total
Balance as of December 31, 2023	5,946,315	$1	$430,678	$(516)	$(438,178)	$(8,015)
Net loss	—	—	—	—	(15,225)	(15,225)
Other comprehensive loss	—	—	—	(1)	—	(1)
Share-based compensation	—	—	1,286	—	—	1,286
Vesting of restricted stock units	35,382	—	—	—	—	—
Tax withholding related to vesting of restricted stock units	(11,324)	—	(17)	—	—	(17)
Vesting of warrants issued in connection with customer agreements	—	—	51	—	—	51
Balance as of March 31, 2024	5,970,373	$1	$431,998	$(517)	$(453,403)	$(21,921)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Cash Flows
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,359)	$(15,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24	446
Impairment charges	861	—
Share-based compensation	406	1,286
Change in fair value of warrants	3	24
Deferred income taxes	2	2
Non-cash operating lease expense	330	458
Other non-cash operating activities	(375)	(119)
Changes in assets and liabilities:
Receivables, net	529	(1,331)
Inventories, net	—	133
Prepaid and other current assets	(307)	(1,147)
Trade payables and accrued liabilities	(3,236)	135
Contract liabilities	—	1,308
Change in contract loss provisions, net	—	(824)
Other non-current assets and liabilities	(308)	541
Net cash used in operating activities	(8,430)	(14,313)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	—	(150)
Proceeds from sale of property, plant and equipment	54	—
Maturities of available-for-sale securities	—	10,000
Net cash provided by investing activities	54	9,850

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment related to taxes for net-share settlement of share-based compensation	(9)	(17)
Net cash used in financing activities	(9)	(17)
Decrease in cash, cash equivalents and restricted cash	(8,385)	(4,480)
Cash, cash equivalents and restricted cash at the beginning of the period	38,449	64,215
Cash, cash equivalents and restricted cash at the end of the period	$30,064	$59,735

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$30,064	$58,235
Short-term restricted cash	—	500
Long-term restricted cash	—	1,000
Total cash, cash equivalents and restricted cash	$30,064	$59,735

Non-cash investing and financing activities:
Fair value of Project Warrants recognized in equity	$—	$51
Capital expenditures incurred but not yet paid	$—	$65

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 1 — Organization and Basis of Presentation

Background

Heliogen, Inc. and its subsidiaries (collectively, “Heliogen” or the “Company”), is a renewable energy technology company focused on delivering round-the-clock, low-carbon energy production, using concentrated sunlight and thermal energy storage to deliver cost-effective, load-following, high-capacity factor thermal and electric energy. Unless otherwise indicated or the context requires otherwise, references in our unaudited consolidated financial statements to “we,” “us,” or “our” and similar expressions refer to Heliogen.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, these unaudited consolidated financial statements do not include all information or notes required by GAAP for annual financial statements. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the annual financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for fair statement.

The results reported in these unaudited consolidated financial statements are not necessarily indicative of the results that may be reported for the entire year. These unaudited consolidated financial statements should be read in conjunction with the annual financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), filed with the Securities and Exchange Commission on March 27, 2025.

Certain immaterial prior period amounts, such as severance costs, have been reclassified to conform to current period presentation. These changes did not have a material impact on our financial position or results of operations.

Liquidity and Going Concern

These financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates continuity of operations, realization of assets and satisfaction of liabilities and commitments in the normal course of business. These financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

As of March 31, 2025, the Company had liquidity of $30.1 million, consisting of cash and cash equivalents and no debt. During the three months ended March 31, 2025, the Company incurred a net loss of $6.4 million and used cash in operations of $8.4 million. The Company expects to continue to generate operating losses and have significant cash outflows from operating activities for at least the next few years. Based on these factors, the Company anticipates that it may not have sufficient resources to fund its cash obligations for the next 12 months after the issuance date of the unaudited consolidated financial statements, which raises substantial doubt about the Company’s ability to continue as a going concern. The Company has evaluated the conditions discussed above and is taking various steps in an effort, to alleviate them, including the following actions.

In the second quarter of 2024, the Company made the strategic decision to implement a targeted plan, which included a workforce reduction, the closing of the Company’s manufacturing facility in Long Beach, California, (the “Manufacturing Facility”) and a reduction in third-party costs. In February 2025, we terminated the lease for the Manufacturing Facility. These actions were intended to further reduce structural costs and operating expenses and better align the Company’s operating structure for commercialization with a technology-centric business model, as the Company continued to explore and evaluate strategic alternatives with its third-party financial advisor.

In the fourth quarter of 2024, in an effort to conserve cash and in light of the shifting landscape following the United States (“U.S.”) presidential election, the Company made the decision to halt construction of the steam plant in Plains, Texas (the “Texas Steam Plant”) and close its research and development (“R&D”) facility in Lancaster, California. Furthermore, in December 2024, after completing value engineering for the next phase of the commercial-scale concentrated solar energy facility to be built in Mojave, California (the “Capella Project”), Heliogen and Woodside Energy USA Inc. (“Woodside”) decided not to pursue construction of the facility due to escalated costs.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 1 — Organization and Basis of Presentation (cont.)

The Company is continuing to explore additional cost saving opportunities, while also engaging with a financial advisor to explore and evaluate strategic transactions, which could include, among other things, acquisitions, divestitures, a merger or sale and partnerships. No assurance can be given that any future strategic transactions will be completed on terms that are satisfactory to the Company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported in our unaudited consolidated financial statements and the accompanying notes. Despite our intention to establish accurate estimates and reasonable assumptions, actual results could differ materially from such estimates and assumptions.

Note 2 — Revenue

Disaggregated Revenue

The following table provides information about disaggregated revenue:

	Three Months Ended March 31,
$ in thousands	2025	2024
Project revenue	$—	$533
Engineering services revenue	—	421
Total services revenue	—	954
Grant revenue	—	574
Total revenue	$—	$1,528

During the three months ended March 31, 2025, the Company did not recognize any revenue or cost of revenue, as it did not have any active revenue generating projects at the time. The Company continues to undergo a significant transition as it prioritizes commercial deployment of its energy solutions with a technology-centric business model.

Services Revenue

Project revenue recognized during the three months ended March 31, 2024 was associated with a commercial-scale demonstration agreement (“CSDA”) the Company entered into with Woodside in March 2022 for the Capella Project. In the fourth quarter of 2024, after completing value engineering for the next phase of the Capella Project, Heliogen and Woodside decided not to pursue construction of the facility due to escalated costs. Effective December 2024, the CSDA was terminated and the Capella Project was canceled. At that time the Company had no remaining performance obligations under the CSDA.

Engineering services revenue recognized during the three months ended March 31, 2024 was associated with engineering studies and projects in the U.S. and Europe.

Grant Revenue

Grant revenue recognized during the three months ended March 31, 2024 was for costs incurred during the period to support the Capella Project that were reimbursable under an award received from the U.S. Department of Energy (the “DOE Award”). Effective December 2024, the Capella Project was canceled and as a result, the Company began the process to close out the DOE Award, which is still underway as of March 31, 2025.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 2 — Revenue (cont.)

Contract Estimates

No provision for contract losses was recognized during the three months ended March 31, 2024. We amortized $0.8 million during the three months ended March 31, 2024 of the previously recognized contract loss provisions as a reduction to cost of services revenue incurred during the periods based on percentages of completion.

Performance Obligations

Revenue recognized under contracts with customers, which excludes amounts to be received from government grants, relates solely to the performance obligations satisfied during the three months ended March 31, 2024 with no revenue recognized from performance obligations satisfied in prior periods. As of March 31, 2025, we had no outstanding performance obligations.

Receivables

Receivables consisted of the following:

$ in thousands	March 31, 2025	December 31, 2024
Trade receivables	$745	$737
Grant receivables:
Billed	—	151
Unbilled	—	377
Total grant receivables	—	528
Other receivables	179	215
Total receivables	924	1,480
Allowance for credit losses	(745)	(716)
Total receivables, net	$179	$764

Customer Concentrations

The following table shows the customers, including governmental entities, who accounted for greater than 10% of our total revenue:

	Three Months Ended March 31,
	2025	2024
Customer A	—%	57%
Customer B	—%	38%

The following table shows the customers, including governmental entities, who accounted for greater than 10% of our total receivables:

	March 31, 2025	December 31, 2024
Customer B	—%	69%

Note 3 — Warrants

Public Warrants and Private Warrants

The Company’s warrant liabilities as of March 31, 2025 include public warrants (the “Public Warrants”) and private placement warrants (the “Private Warrants,” and together with the Public Warrants, the “Public and Private Warrants”). The Public Warrants and Private Warrants permit warrant holders to purchase in the aggregate 238,095 shares and 6,667 shares, respectively, of the Company’s common stock at an exercise price of $402.50 per share. The Public and Private Warrants became exercisable on March 18, 2022 and expire on December 30, 2026, or earlier upon redemption or liquidation. The Public and Private Warrants are recorded as liabilities on the consolidated balance sheets and measured at fair value at each reporting date, with the change in fair value included in gain (loss) on warrant remeasurement on the consolidated statements of operations.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 3 — Warrants (cont.)

The Company’s Public and Private Warrants are measured at fair value on a recurring basis summarized in the following table by fair value measurement level:

$ in thousands	Level	March 31, 2025	December 31, 2024
Liabilities:
Public Warrants(1)	1	$37	$34
Private Warrants(1)	2	1	1

(1)	Included in other long-term liabilities on the consolidated balance sheets.

Private Warrants.    The fair value of the Private Warrants approximates the fair value of the Public Warrants due to the existence of similar redemption provisions. As a result, the Company has determined that the fair value of the Private Warrants at a specific date would be similar to that of the Public Warrants, and thus the fair value is determined by using the closing price of the Public Warrants, which was $0.004 as of March 31, 2025.

Project Warrants

In connection with the execution of the CSDA with Woodside in March 2022, the Company issued warrants permitting Woodside to purchase 26,068 shares of the Company’s common stock at an exercise price of $0.35 per share (the “Project Warrants”). The Project Warrants expire upon the earlier of a change of control of the Company or March 28, 2027 and vest pro rata with certain payments required to be made by Woodside under the CSDA. The fair value of the Project Warrants upon issuance was $173.60 per warrant based on the closing price of the Company’s common stock on March 28, 2022, less the exercise price. The Project Warrants are recorded as equity on the consolidated balance sheets.

The Company recognizes additional paid-in capital related to the Project Warrants to reflect the attribution of the Project Warrants’ fair value in a manner similar to revenue recognized under the CSDA. In December 2024, the CSDA was terminated and as a result, vesting of the Project Warrants ceased. During the three months ended March 31, 2024, $0.1 million was recognized as additional paid-in capital related to the vesting of Project Warrants. As of March 31, 2025, vested Project Warrants were exercisable for 15,168 shares of the Company’s common stock.

Collaboration Warrants

In connection with the execution of a collaboration agreement (the “Collaboration Agreement”) with Woodside in March 2022, the Company issued warrants permitting Woodside to purchase 104,275 shares of the Company’s common stock at an exercise price of $0.35 per share (the “Collaboration Warrants”). Under the Collaboration Agreement, Woodside will assist us in defining product offerings that use our modular technology for potential customers. The Collaboration Warrants expire upon the earlier of a change of control of the Company or March 28, 2027. Of these warrants, (i) half of the warrants vested immediately upon execution of the Collaboration Agreement, to purchase 52,138 shares of the Company’s common stock and (ii) the remaining warrants will vest based on certain specified performance goals under the Collaboration Agreement. The fair value of the Collaboration Warrants upon issuance was $173.60 per warrant based on the closing price of the Company’s common stock on March 28, 2022, less the exercise price. The Collaboration Warrants are recorded as equity on the consolidated balance sheets.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 4 — Property, Plant and Equipment

Major classes of property, plant and equipment, consisted of the following:

$ in thousands	Estimated Useful Lives in Years	March 31, 2025	December 31, 2024
Leasehold improvements	5 – 7	$36	$36
Computer equipment	2 – 3	2,003	2,019
Machinery, vehicles and other equipment	5 – 7	185	504
Furniture and fixtures	2	174	321
Total property, plant and equipment		2,398	2,880
Accumulated depreciation		(2,261)	(2,565)
Total property, plant and equipment, net		$137	$315

Depreciation expense for property, plant and equipment was $24 thousand and $0.4 million for the three months ended March 31, 2025 and 2024, respectively, and is recorded in selling, general and administrative (“SG&A”) expense with a portion allocated to cost of services revenue.

Asset Sales

During the second quarter of 2024, we began to sell assets, which were primarily located at our Manufacturing Facility as a result of the decision to close the facility. During the three months ended March 31, 2025, we received $54 thousand in proceeds from the sale of property, plant and equipment and recognized a loss of $0.1 million from disposal of assets, which is recorded in SG&A expense.

Note 5 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

$ in thousands	March 31, 2025	December 31, 2024
Payroll and other employee benefits	$506	$1,431
Professional fees	477	1,116
Research, development and project costs	5,053	5,616
Operating lease liabilities, current portion	974	2,550
Other accrued expenses	391	451
Total accrued expenses and other current liabilities	$7,401	$11,164

Note 6 — Leases

The Company has operating leases, primarily for real estate. There are no material residual value guarantees associated with any of the Company’s operating leases.

Pasadena, California. On May 23, 2021, we executed a seven-year lease for office space in Pasadena, California (the “Pasadena Office Lease”). The Pasadena Office Lease includes an early termination option at no cost, which we intend to exercise on May 31, 2026. During the three months ended March 31, 2025, we performed an impairment assessment of our Pasadena Office Lease due to continued workforce reductions and a decline in the market for subleases as the lease termination nears. We determined that the carrying value of the Pasadena Office Lease exceeded the fair value of the respective remaining lease term and recorded a right-of-use asset impairment of $0.9 million, which is included in impairment and other charges on our consolidated statements of operations.

Long Beach, California. Effective July 27, 2021, we executed a lease for manufacturing space in Long Beach, California (the “Long Beach Lease”) for five years. As security for the Company’s faithful performance of its obligations under the Long Beach Lease, a commercial bank issued an unconditional and irrevocable $1.5 million standby letter of credit payable to the lessor. Effective February 18, 2025, we executed a lease termination agreement for the Long Beach Lease, which resulted in a one-time termination fee of $0.8 million. In connection with the lease termination, the Company removed the remaining $1.5 million right-of-use asset and $2.8 million operating lease liabilities for the Long Beach Lease, and recognized a gain on termination of lease of $0.5 million. Further, pursuant to the terms of the lease termination, the cash collateralized $1.5 million standby letter of credit was released to the Company in March 2025.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 6 — Leases (cont.)

The following table provides information on the amounts of our right-of-use assets and liabilities included on our consolidated balances sheets:

$ in thousands	Financial Statement Line	March 31, 2025	December 31, 2024
Operating lease right-of-use assets	Operating lease right-of-use assets	$146	$2,831
Operating lease liabilities, current	Accrued expenses and other current liabilities	974	2,550
Operating lease liabilities, non-current	Operating lease liabilities, non-current	730	2,314

The weighted-average remaining lease terms and discount rates for the Company’s operating leases were as follows:

	March 31, 2025	December 31, 2024
Weighted-average remaining lease term (years)	3.5	2.5
Weighted-average discount rate	10.5%	8.4%

The following table summarizes the supplemental cash flow information related to leases:

	Three Months Ended March 31,
$ in thousands	2025	2024
Cash paid for amounts included in the measurement of operating lease liabilities	$441	$690
Right-of-use assets obtained in exchange for new operating lease liabilities	—	132
Right-of-use assets removed upon lease termination	1,494	—

As of March 31, 2025, the maturities of our future undiscounted cash flows associated with our operating lease liabilities were as follows:

$ in thousands
2025 (remaining months)	$803
2026	603
2027	109
2030	111
2031	112
Thereafter	437
Total future lease payments	$2,175
Less: Imputed interest	(471)
Present value of future lease payments	$1,704

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 7 — Equity

Stockholders Rights Plan

On April 16, 2025, the Company entered into Amendment No. 3 to the Rights Agreement, dated as of April 16, 2023, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (as amended by that certain Amendment No. 1, dated as of April 16, 2024, and by that certain Amendment No. 2 dated as of December 17, 2024, the “Rights Agreement”) to extend the expiration date of the Rights Agreement until April 17, 2026, unless the Rights (as defined below) are earlier redeemed or exchanged by the Company. Under the Rights Agreement, the Company’s Board of Directors (the “Board”) declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock to the stockholders of record as of the close of business on April 28, 2023, and adopted a limited duration stockholder rights plan. The Rights will be exercisable only if a person or group (an “acquiring person”) acquires or launches a tender or exchange offer to acquire beneficial ownership (which includes certain synthetic equity interests) of 12.5% or more of the Company’s outstanding common stock (20% for certain passive institutional investors as described in the Rights Agreement) without the approval of the Board. Once the Rights become exercisable, each Right will entitle its holder (other than the acquiring person, whose rights will become void) to purchase for $26.40, subject to adjustment, additional shares of our common stock having a market value of twice such exercise price. In addition, the Rights Agreement has customary flip-over and exchange features.

Amendment No. 1 to the Rights Agreement, amended the definition of “acquiring person” to reflect the terms and conditions of the limited waiver previously granted by us to Nant Capital, LLC and certain of its affiliates, as previously disclosed on the Company’s Current Report on Form 8-K dated February 15, 2024.

The Rights Agreement will reduce the likelihood that any entity, person or group gains control of Heliogen through open market accumulation without paying all stockholders an appropriate control premium or without providing our Board sufficient time to make informed judgments and take actions that are in the best interests of all stockholders.

Note 8 — Earnings (Loss) per Share

The calculation of basic and diluted earnings (loss) per share (“EPS”) were as follows:

	Three Months Ended March 31,
$ in thousands, except share and per share data	2025	2024
Numerator:
Net loss	$(6,359)	$(15,225)
Denominator:
Weighted-average common shares outstanding	6,099,299	5,952,672
Weighted-average impact of warrants(1)	70,788	68,320
Denominator for basic EPS – weighted-average shares	6,170,087	6,020,992
Effect of dilutive securities	—	—
Denominator for diluted EPS – weighted-average shares	6,170,087	6,020,992

EPS – Basic and Diluted	$(1.03)	$(2.53)

(1)	Warrants that have a $0.35 exercise price per common share are assumed to be exercised when vested because common shares issued for little consideration upon exercise are included in outstanding shares for the purposes of computing basic and diluted EPS.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 8 — Earnings (Loss) per Share (cont.)

The following securities were excluded from the calculation of EPS as their impact would be anti-dilutive:

	Three Months Ended March 31,
	2025	2024
Stock options	136,351	184,254
Shares issuable under the employee stock purchase plan	11,225	10,149
Unvested restricted stock units	362,591	278,242
Unvested warrants	63,037	64,530
Vested warrants	244,762	244,762

Note 9 — Share-based Compensation

The Heliogen, Inc. 2021 Equity Incentive Plan aims to incentivize employees, directors and consultants who render services to the Company through the granting of stock awards, including stock options, stock appreciation right awards, restricted stock awards, restricted stock unit (“RSU”) awards, performance awards, and other stock-based awards.

The following table summarizes our share-based compensation expense by the affected line on our consolidated statements of operations:

	Three Months Ended March 31,
$ in thousands	2025	2024
Cost of services revenue	$—	$47
Selling, general and administrative	459	878
Research and development	(53)	361
Total share-based compensation expense	$406	$1,286

The following table summarizes our share-based compensation expense by grant type:

	Three Months Ended March 31,
$ in thousands	2025	2024
Stock options	$68	$129
Restricted stock units	335	1,148
Employee stock purchase plan	3	9
Total share-based compensation expense	$406	$1,286

Stock Options

The following table summarizes the Company’s stock option activity:

$ in thousands, except share and per share data	Number of Shares	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value ($)
Outstanding balance as of December 31, 2024	162,927	$9.64	3.95	$—
Forfeited	(432)	67.16
Expired	(26,144)	6.30
Outstanding balance as of March 31, 2025	136,351	$10.10	3.91	$—
Exercisable as of March 31, 2025	136,254	$10.05	3.91	$—

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 9 — Share-based Compensation (cont.)

Restricted Stock Units

The following table summarizes the Company’s RSU award activity:

	Number of Shares	Weighted Average Grant Date Fair Value ($)
Unvested as of December 31, 2024	458,495	$11.97
Vested	(31,205)	30.77
Forfeited	(64,699)	9.45
Unvested as of March 31, 2025	362,591	$10.80

As of March 31, 2025, the unrecognized compensation cost related to unvested RSU awards was $1.9 million which is expected to be recognized over a weighted-average period of 1.8 years.

Note 10 — Impairment and Other Charges

Impairment and other charges consisted of the following:

	Three Months Ended March 31,
$ in thousands	2025	2024
Operating lease right-of-use asset	$861	$—
Manufacturing Facility closing costs	112	—
Severance costs	182	32
Total impairment and other charges	$1,155	$32

Right-of-Use Asset Impairment

During the three months ended March 31, 2025, we recorded a right-of-use asset impairment of $0.9 million associated with the Pasadena Office Lease. Refer to Note 6 — Leases — Pasadena, California for additional information.

Manufacturing Facility Closure

In May 2024, the Company made the strategic decision to implement a targeted plan, which included a workforce reduction, the closing of its Manufacturing Facility and a reduction in third-party costs. These actions were intended to further reduce structural costs and operating expenses and better align the Company’s operating structure for commercialization with a technology-centric business model. Costs and charges related to the implementation of the Company’s targeted plan, were accrued when probable and reasonably estimable or at the time of program announcement.

During the three months ended March 31, 2025, the Company incurred $0.1 million of costs associated with the lease termination in connection to the targeted plan, bringing the total impairment and other charges incurred since May 2024 to $5.2 million. Refer to Part II, Item 8, Note 13 — Impairments and Other Charges — Manufacturing Facility Closure in our Annual Report for additional information about the impairment and other charges recorded during the year ended December 31, 2024.

As of December 31, 2024, the Company had a liability of $0.3 million associated with closing the Manufacturing Facility, which was included in accrued expenses and other current liabilities on our consolidated balance sheets and was fully paid on the effective date of the Long Beach Lease termination in February 2025.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 10 — Impairment and Other Charges (cont.)

Reorganization Costs

During the three months ended March 31, 2025 and 2024, we recorded severance costs of $0.2 million and $32 thousand, respectively, related to employee severance and related benefits. As of March 31, 2025, we had $0.3 million accrued for employee severance and related benefits, which is included in accrued expenses and other current liabilities on our consolidated balance sheets.

Note 11 — Income Taxes

We calculate our quarterly tax provision pursuant to the guidelines in Accounting Standards Codification (“ASC”) 740, Income Taxes. ASC 740 requires companies to estimate the annual effective tax rate for current year ordinary income. The estimated annual effective tax rate represents the Company’s estimate of the tax provision in relation to the best estimate of pre-tax ordinary income or loss. The estimated annual effective tax rate is then applied to year-to-date ordinary income or loss to calculate the year-to-date interim tax provision. The relationship between our income tax provision or benefit and our pre-tax book income or loss can vary significantly from period to period considering, among other factors, the overall level of pre-tax book income or loss and changes in the blend of jurisdictional income or loss that is taxed at different rates and changes in valuation allowances. The income tax provision was $2 thousand and $2 thousand for the three months ended March 31, 2025 and 2024, respectively. Any income tax benefit associated with the pre-tax loss for the three months ended March 31, 2025 and 2024, resulting primarily from the U.S. jurisdiction, is offset by a full valuation allowance.

The Company is under audit by the Internal Revenue Services for the year ended December 31, 2022. We believe that we have made adequate provision for all income tax uncertainties.

Note 12 — Commitments and Contingencies

From time to time, we are involved in various claims and lawsuits arising in the normal course of business, including proceedings involving tort and other general liability claims and other miscellaneous claims. We recognize a liability when we believe the loss is probable and reasonably estimable. We currently believe that the ultimate outcome of such lawsuits and proceedings will not, individually or in the aggregate, have a material effect on our unaudited consolidated financial statements as of and for the three months ended March 31, 2025.

Note 13 — Segment Reporting

We manage our business on a consolidated basis and operate as one operating segment, which includes all activities related to our concentrated solar energy technology and thermal energy storage. Our chief operating decision maker (“CODM”) is our chief executive officer. The CODM reviews consolidated operating expenses, as presented on our consolidated statements of operations, to measure segment profit or loss, alongside with cash and cash equivalents, as presented on our consolidated balance sheets. In addition to the significant expense categories presented on our consolidated statements of operations, the CODM reviews the SG&A and R&D expenses on a more disaggregated level.

The CODM uses these financial metrics to allocate resources on a consolidated basis, which enables the CODM to assess both the overall level of resources available and optimize distribution of resources across functions and R&D programs in line with our long-term strategic goals. The CODM does not evaluate our operating segment using total assets information.

Heliogen, Inc.
Notes to the Unaudited Consolidated Financial Statements

Note 13 — Segment Reporting (cont.)

The following table provides information about disaggregated SG&A expenses:

	Three Months Ended March 31,
$ in thousands	2025	2024
Employee compensation, excluding share-based compensation	$2,247	$4,211
Share-based compensation	459	878
Other selling, general and administrative(1)	1,932	7,266
Total selling, general and administrative	$4,638	$12,355

(1)	Other SG&A expense primarily consists of professional and consulting fees, facilities and other related costs and other administrative expenses.

The following table provides information about disaggregated R&D expenses:

	Three Months Ended March 31,
$ in thousands	2025	2024
Employee compensation, excluding share-based compensation	$797	$2,493
Share-based compensation	(53)	361
Other research and development(1)	344	937
Total research and development	$1,088	$3,791

(1)	Other R&D expense primarily consists of direct R&D costs, prototyping and testing expenses.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Heliogen, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Heliogen, Inc. and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, of comprehensive income (loss), of stockholders’ equity (deficit) and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company expects to continue to generate operating losses and have significant cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 27, 2025

We have served as the Company’s auditor since 2022.

Heliogen, Inc.
Consolidated Balance Sheets
($ in thousands, except share data)

	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$36,949	$62,715
Short-term restricted cash	500	500
Investments	—	12,386
Receivables, net	764	4,679
Inventories, net	—	1,956
Prepaid and other current assets	865	1,230
Total current assets	39,078	83,466
Operating lease right-of-use assets	2,831	13,909
Property, plant and equipment, net	315	5,577
Long-term restricted cash	1,000	1,000
Other long-term assets	1,066	3,081
Total assets	$44,290	$107,033
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Trade payables	$1,450	$746
Accrued expenses and other current liabilities	11,164	8,907
Contract liabilities	—	17,008
Contract loss provisions	—	75,340
Total current liabilities	12,614	102,001
Operating lease liabilities, non-current	2,314	12,878
Other long-term liabilities	344	169
Total liabilities	15,272	115,048
Commitments and contingencies (Note 16)
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized and no shares outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 6,096,084 shares issued and outstanding as of December 31, 2024 and 5,946,315 shares issued and outstanding as of December 31, 2023	1	1
Additional paid-in capital	435,159	430,678
Accumulated other comprehensive loss	(511)	(516)
Accumulated deficit	(405,631)	(438,178)
Total stockholders’ equity (deficit)	29,018	(8,015)
Total liabilities and stockholders’ equity (deficit)	$44,290	$107,033

The accompanying notes are an integral part of these consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Operations
($ in thousands, except per share and share data)

	Year Ended December 31,
	2024	2023
Revenue:
Services revenue	$19,844	$888
Grant revenue	3,380	3,557
Total revenue	23,224	4,445
Cost of revenue:
Cost of services revenue (including depreciation)	4,655	3,677
Cost of grant revenue	3,380	3,517
Contract loss (adjustments) provisions	(74,117)	52,854
Total cost of revenue	(66,082)	60,048
Gross profit (loss)	89,306	(55,603)

Operating expenses:
Selling, general and administrative	36,320	49,495
Research and development	16,335	21,028
Impairment and other charges	7,024	8,934
Total operating expenses	59,679	79,457
Operating income (loss)	29,627	(135,060)

Interest income	2,299	1,448
Gain on warrant remeasurement	66	542
Other income, net	561	3,473
Net income (loss) before taxes	32,553	(129,597)
Provision for income taxes	(6)	(1)
Net income (loss)	$32,547	$(129,598)

Earnings (loss) per share:
Basic	$5.36	$(22.26)
Diluted	$5.22	$(22.26)

Weighted-average number of shares outstanding:
Basic	6,071,530	5,822,389
Diluted	6,231,240	5,822,389

The accompanying notes are an integral part of these consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Comprehensive Income (Loss)
($ in thousands)

	Year Ended December 31,
	2024	2023
Net income (loss)	$32,547	$(129,598)
Other comprehensive income, net of taxes:
Unrealized gains on available-for-sale securities	1	308
Cumulative translation adjustment	4	(231)
Total other comprehensive income, net of taxes	5	77
Comprehensive income (loss)	$32,552	$(129,521)

The accompanying notes are an integral part of these consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)
($ in thousands, except share data)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated Equity
	Shares	Amount	Capital	Income (Loss)	(Deficit)	Total
Balance as of December 31, 2022	5,511,839	$1	$434,496	$(593)	$(308,580)	$125,324
Net loss	—	—	—	—	(129,598)	(129,598)
Other comprehensive income	—	—	—	77	—	77
Share-based compensation	—	—	(5,164)	—	—	(5,164)
Issuance of common stock under employee stock purchase plan	33,156	—	184	—	—	184
Vesting of restricted stock units	156,646	—	—	—	—	—
Tax withholding related to vesting of restricted stock units	(10,403)	—	(21)	—	—	(21)
Exercise of stock options	255,872	—	1,171	—	—	1,171
Payment for fractional shares in connection with the reverse stock split	(795)	—	(7)	—	—	(7)
Vesting of warrants issued in connection with customer agreements	—	—	19	—	—	19
Balance as of December 31, 2023	5,946,315	1	430,678	(516)	(438,178)	(8,015)
Net income	—	—	—	—	32,547	32,547
Other comprehensive income	—	—	—	5	—	5
Share-based compensation	—	—	2,633	—	—	2,633
Issuance of common stock under employee stock purchase plan	26,303	—	33	—	—	33
Vesting of restricted stock units	168,427	—	—	—	—	—
Tax withholding related to vesting of restricted stock units	(48,779)	—	(95)	—	—	(95)
Exercise of stock options	3,818	—	3	—	—	3
Vesting of warrants issued in connection with customer agreements	—	—	1,907	—	—	1,907
Balance as of December 31, 2024	6,096,084	$1	$435,159	$(511)	$(405,631)	$29,018

The accompanying notes are an integral part of these consolidated financial statements.

Heliogen, Inc.
Consolidated Statements of Cash Flows
($ in thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$32,547	$(129,598)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	965	2,142
Impairment charges	4,706	7,774
Provision for inventory reserve	1,729	2,391
Share-based compensation	2,633	(5,164)
Change in fair value of warrants	(66)	(542)
Change in fair value of contingent consideration	—	(353)
Deferred income taxes	6	1
Non-cash operating lease expense	1,989	1,711
Other non-cash operating activities	771	(1,304)
Changes in assets and liabilities:
Receivables, net	3,330	4,084
Inventories, net	227	(1,713)
Prepaid and other current assets	381	92
Trade payables and accrued liabilities	2,223	(3,330)
Contract liabilities	(15,145)	6,689
Change in contract loss provisions, net	(75,340)	46,888
Other non-current assets and liabilities	195	(1,412)
Net cash used in operating activities	(38,849)	(71,644)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(264)	(1,257)
Proceeds from sale of property, plant and equipment	906	—
Purchases of available-for-sale securities	—	(97,189)
Maturities of available-for-sale securities	12,500	185,100
Net cash provided by investing activities	13,142	86,654

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3	1,175
Proceeds from issuance of common stock under employee stock purchase plan	33	184
Payment related to taxes for net-share settlement of share-based compensation	(95)	(21)
Payment for fractional shares in connection with the reverse stock split	—	(7)
Net cash provided by (used in) financing activities	(59)	1,331
Increase (decrease) in cash, cash equivalents and restricted cash	(25,766)	16,341
Cash, cash equivalents and restricted cash at the beginning of the year	64,215	47,874
Cash, cash equivalents and restricted cash at the end of the year	$38,449	$64,215

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$36,949	$62,715
Short-term restricted cash	500	500
Long-term restricted cash	1,000	1,000
Total cash, cash equivalents and restricted cash	$38,449	$64,215

Non-cash investing and financing activities:
Fair value of Project Warrants recognized in equity	$1,907	$19

The accompanying notes are an integral part of these consolidated financial statements.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 1 — Organization and Basis of Presentation

Background

Heliogen, Inc. and its subsidiaries (collectively, “Heliogen” or the “Company”), is a renewable energy technology company focused on delivering round-the-clock, low-carbon energy production, using concentrated sunlight and thermal energy storage to deliver cost-effective, load-following, high-capacity factor thermal and electric energy. Unless otherwise indicated or the context requires otherwise, references in our consolidated financial statements to “we,” “us,” or “our” and similar expressions refer to Heliogen.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of Heliogen and the subsidiaries it controls. All intercompany balances are eliminated in consolidation. Certain immaterial prior period amounts, such as severance costs, have been reclassified to conform to current period presentation. These changes did not have a material impact on our financial position or results of operations.

Liquidity and Going Concern

These financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates continuity of operations, realization of assets and satisfaction of liabilities and commitments in the normal course of business. These financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

As of December 31, 2024, the Company had liquidity of $36.9 million, consisting of $36.9 million of cash and cash equivalents and no debt. During the year ended December 31, 2024, the Company used cash in operations of $38.8 million. The Company expects to continue to generate operating losses and have significant cash outflows from operating activities for at least the next few years. Based on these factors, the Company anticipates that it may not have sufficient resources to fund its cash obligations for the next 12 months after the issuance date of the consolidated financial statements, which raises substantial doubt about the Company’s ability to continue as a going concern. The Company has evaluated the conditions discussed above and is taking various steps in an effort, to alleviate them, including the following actions.

In the second quarter of 2024, the Company made the strategic decision to implement a targeted plan, which included a workforce reduction, the closing of the Company’s manufacturing facility in Long Beach, California, (the “Manufacturing Facility”) and a reduction in third-party costs. These actions were intended to further reduce structural costs and operating expenses and better align the Company’s operating structure for commercialization with a technology-centric business model, as the Company continued to explore and evaluate strategic alternatives with its third-party financial advisor.

In the fourth quarter of 2024, in an effort to conserve cash and in light of the shifting landscape following the United States (“U.S.”) presidential elections, the Company made the decision to halt construction of the steam plant in Plains, Texas (the “Texas Steam Plant”) and close its research and development (“R&D”) facility in Lancaster, California. Furthermore, in December 2024, after completing value engineering for the next phase of the commercial-scale concentrated solar energy facility to be built in Mojave, California (the “Capella Project”), Heliogen and Woodside Energy USA Inc. (“Woodside”) decided not to pursue construction of the facility due to escalated costs.

The Company is continuing to explore additional cost saving opportunities, while also engaging with a financial advisor to explore and evaluate strategic transactions, which could include, among other things, acquisitions, divestitures, a merger or sale and partnerships. No assurance can be given that any future strategic transactions will be completed on terms that are satisfactory to the Company.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 1 — Organization and Basis of Presentation (cont.)

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have elected not to use the extended transition period for complying with any new or revised financial accounting standards, and as such, we are required to adopt new or revised standards at the same time as other public companies.

Note 2 — Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and the accompanying notes. On an ongoing basis, we evaluate our estimates, including those related to inputs used to recognize revenue over time, accounting for income taxes, fair values of share-based compensation, inventory valuation, lease liabilities, warrant liabilities, contingent consideration, goodwill impairments and long-lived asset impairments. Despite our intention to establish accurate estimates and reasonable assumptions, actual results could differ materially from such estimates and assumptions.

Cash and Cash Equivalents

We consider highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2024 and 2023, our cash and cash equivalents balances were $36.9 million and $62.7 million, respectively.

Restricted Cash

As of December 31, 2024 and 2023, our restricted cash balance, including the long-term portion, was $1.5 million and was comprised of a standby letter of credit issued in relation to a lease for manufacturing space in Long Beach, California (the “Long Beach Lease”). In February 2025, the Long Beach Lease was terminated and in March 2025 the $1.5 million standby letter of credit was released to the Company.

Investments

The primary objectives of our investment portfolio, which includes our highly liquid investments classified as cash equivalents, are to maintain the safety of our invested capital, provide prudent levels of liquidity to accommodate operational and capital needs and maintain an acceptable level of risk. These risks include credit risk, interest rate risk and concentration risk, which are mitigated through the use of various well-established financial institutions as well as an investments portfolio consisting of very liquid and high credit quality instruments. The Company reviews its available-for-sale securities portfolio for impairment and determines if impairment is due to credit losses or other reasons. In making the assessment of whether a loss is from credit or other factors, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency and adverse conditions related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows is less than the amortized cost basis, a credit loss exists and an allowance is created, limited by the amount that the fair value is less than the amortized cost basis. Subsequent activity related to the credit loss component (e.g., write-offs, recoveries) is recognized as part of the allowance for credit losses on available-for-sale securities.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 2 — Significant Accounting Policies (cont.)

We classify investments in fixed maturity securities at the acquisition date and reevaluate the classification at each balance sheet date. Held-to-maturity investments are carried at amortized cost, reflecting the ability and intent to hold the securities to maturity. Trading investments are securities acquired with the intent to sell in the near term and are carried at fair value with changes in fair value reported in earnings. All other fixed maturity securities are classified as available-for-sale and are carried at fair value with net unrealized gains or losses related to non-credit factors reported as a component of accumulated other comprehensive income. The difference between the original cost and maturity value of a fixed maturity security is amortized to earnings using the interest method.

As of December 31, 2023, all of our investments in fixed maturity securities are classified as available-for-sale, have original maturities of one year or less and are disclosed as investments on our consolidated balance sheets. The Company had no investments in fixed maturity securities as of December 31, 2024.

The cost of securities sold is based on the specific-identification method. During the years ended December 31, 2024 and 2023, there were no sales of investments. There were no credit losses for available-for-sale securities recognized during the years ended December 31, 2024 and 2023 and no allowance for credit losses as of December 31, 2024 and 2023.

As of December 31, 2024 and 2023, interest receivable on our investments, including cash equivalents, was $60 thousand and $0.1 million, respectively, and is included in receivables on our consolidated balance sheets.

Accounts Receivable

We record accounts receivable based on contracted prices when we obtain an unconditional right to payment under the terms of our customer contracts or government grants. The carrying value of such receivables, net of the allowance for credit losses, represents the estimated net realizable value. Payment terms for receivables from customers are generally due upon demand or within 30 days.

As a practical expedient, we do not adjust the promised amount of consideration for the effects of a significant financing component when we expect, at contract inception, that the period between our transfer of a promised product or service to a customer and when the customer pays for that product or service will be one year or less. We typically do not include extended payment terms in our contracts with customers.

Allowance for Credit Losses

The allowance for credit losses is a valuation account that is deducted from a financial asset’s amortized cost to present the net amount we expect to collect from such asset. We estimate allowances for credit losses using relevant available information from both internal and external sources. We monitor the estimated credit losses associated with our trade accounts receivable and unbilled accounts receivable based primarily on our collection history and the delinquency status of amounts owed to us, which we determine based on the aging of such receivables. Such methods and estimates are adjusted, as appropriate, for relevant past events, current conditions and reasonable and supportable forecasts. We recognize write-offs within the allowance for credit losses when cash receipts associated with our financial assets are deemed uncollectible. As of December 31, 2024 and 2023, we had $0.7 million and $0.2 million, respectively, of allowance for credit losses for trade receivables associated with our projects in Germany.

We consider governmental grant receivables to be fully collectible and accordingly, no allowance for credit loss balance has been established. If amounts become uncollectible, they are charged to operations.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 2 — Significant Accounting Policies (cont.)

Inventories

Inventories consist primarily of raw materials, work in progress and finished goods. Inventories are stated at the lower of cost or net realizable value. Provisions are made to reduce obsolete inventories for excess quantities to their estimated net realizable values based on future demand, market conditions and valuation. Refer to Note 6 — Inventories for additional information.

Property, Plant and Equipment

We report our property, plant and equipment at cost, less accumulated depreciation and any impairment losses. Cost includes the price paid to acquire or construct the assets, required installation costs, interest capitalized during the construction period and any expenditures that substantially add to the value of or substantially extend the useful life of the assets. We capitalize costs related to computer software obtained or developed for internal use, which generally includes enterprise-level business and finance software that we customize to meet our specific operational requirements. We expense repair and maintenance costs at the time we incur them.

We begin depreciation for our property, plant and equipment when the assets are placed in service. We consider such assets to be placed in service when they are both in the location and condition for their intended use. We compute depreciation expense using the straight-line method over the estimated useful lives of assets. We depreciate leasehold improvements over the shorter of their estimated useful lives or the remaining term of the lease. The estimated useful life of an asset is reassessed whenever applicable facts and circumstances indicate a change in the estimated useful life of such asset has occurred. Refer to Note 7 — Property, Plant and Equipment for additional information.

Impairment of Long-lived Assets

We assess long-lived assets classified as “held and used,” including our property, plant and equipment and finite-lived intangibles, for impairment whenever events or changes in circumstances arise, including consideration of technological obsolescence, which may indicate that the carrying amount of such assets may not be recoverable. For purposes of recognition and measurement of an impairment loss, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

When impairment indicators are present, we compare undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If the carrying value of the asset group exceeds the undiscounted future cash flows, we measure any impairment by comparing the fair value of the asset group to its carrying value. Fair value is generally determined by considering (i) internally developed discounted cash flows for the asset group, (ii) third-party valuations, and/or (iii) information available regarding the current market value for such assets. If the fair value of an asset group is determined to be less than its carrying value, an impairment in the amount of the difference is recorded in the period that the impairment indicator occurs. Estimating future cash flows requires significant judgment and such projections may vary from the cash flows eventually realized. Refer to Note 13 — Impairment and Other Charges for additional information.

We consider a long-lived asset to be abandoned after we have ceased use of the asset and we have no intent to use or repurpose it in the future. Abandoned long-lived assets are recorded at their salvage value, if any.

Leases

At inception, we determine whether an arrangement is a lease and the appropriate classification as an operating or finance lease. When a lease is identified, a right-of-use asset and the corresponding lease liability are recognized upon commencement of the lease term based on the present value of the lease payments not yet paid, discounted using our incremental borrowing rate, in the event that the implicit rate is not available. The right-of-use asset is also adjusted for prepayments and initial direct costs. Our leases may contain renewal options that are exercisable at our discretion. At the commencement date of a lease, we include in the lease term any periods covered by a renewal option, to the extent we are reasonably certain to exercise such options. Leases with an initial term of one year or less are considered short-term leases and are not recognized as lease assets and liabilities. Right-of-use assets are assessed periodically for impairment if events or circumstances occur that indicate the carrying amount of the asset may not be recoverable.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 2 — Significant Accounting Policies (cont.)

We recognize operating lease costs on a straight-line basis over the lease term, and any variable lease costs are recognized in the period in which they are incurred. We do not separate lease and nonlease components of a contract.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of net tangible and identifiable intangible assets acquired in business combinations. Goodwill is not amortized but is evaluated for impairment at the reporting unit level. The Company determined it has one reporting unit as of December 31, 2024 and 2023, which is the same as its single operating segment. The Company performs its goodwill impairment evaluation at least annually, as of October 1, or more frequently if events or changes in circumstances indicate that it is more likely than not that the fair value of the Company’s reporting unit is less than its carrying value. The Company may first apply a qualitative assessment to determine if it is more likely than not that goodwill is impaired. If the qualitative assessment indicates that it is more likely than not that impairment exists, or if the Company chooses to bypass the assessment, a quantitative assessment is performed, which involves comparing the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its estimated fair value, the Company would record an impairment loss equal to the excess. Refer to Note 13 — Impairment and Other Charges — Goodwill Impairment for additional information.

Cloud Computing Arrangements

Implementation costs incurred in cloud computing hosting arrangements that are service contracts are capitalized. These costs include external direct costs for materials and services. Software maintenance and training costs are expensed in the period in which they are incurred. The capitalized implementation costs are included in other long-term assets on our consolidated balance sheets and are amortized using the straight-line method over the term of the cloud computing hosting arrangement, including reasonably certain renewals, beginning when the module or component of the hosting arrangement is ready for its intended use. Cash payments for capitalized implementation costs are classified as cash outflows from operating activities.

During the year ended December 31, 2023, we capitalized cloud computing implementation costs for enterprise resource planning systems of $1.1 million and had amortization expense of $0.8 million, which was included in selling, general and administrative (“SG&A”) expense on our consolidated statements of operations.

During the fourth quarter of 2023, we recorded an impairment of $1.5 million to fully impair the remaining book value of our cloud computing implementation costs, included in impairment and other charges on our consolidated statements of operations. Refer to Note 13 — Impairment and Other Charges — Asset Impairments for additional information.

Revenue Recognition

Our revenue is derived from services revenue and grant revenue. Our services revenue is derived from contracts with customers and our grant revenue is derived from government grants.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 2 — Significant Accounting Policies (cont.)

Services Revenue

Our contracts with customers may include multiple promised goods and services. In such cases, we identify performance obligations by evaluating whether the promised goods and services are capable of being distinct within the context of the contract at contract inception. Promised goods and services that are not distinct at contract inception are combined. Once we identify the performance obligations, we determine a transaction price based on contractual amounts and an estimate of variable consideration. We allocate the transaction price to each performance obligation based on the relative stand-alone selling price (“SSP”) maximizing the use of observable inputs. Judgment is exercised to determine the SSP of each distinct performance obligation. We account for contract modifications prospectively when the remaining goods or services are distinct and on a cumulative catch-up basis when the remaining goods or services are not distinct.

Our services revenue is further disaggregated into project revenue and engineering revenue, which are discussed in more detail below.

Project Revenue. We recognize project revenue over time as work is performed using the incurred costs method, which we believe is the method that most accurately reflects our progress toward satisfaction of the performance obligation. Under this method, project revenue arising from fixed-price contracts is recognized as work is performed based on the ratio of costs incurred to date compared to the total estimated costs at completion of the performance obligations.

Contract Estimates. Incurred costs include all direct material, labor and subcontractor costs, and those indirect costs related to contract performance, such as indirect labor, supplies and tools. Other costs for inventoried items, such as heliostats, are included in incurred costs when the item has been installed by being permanently attached or fitted. Cost-based input methods of revenue recognition require us to make estimates of net contract revenues and costs to complete the projects. In making such estimates, significant judgment is required to evaluate assumptions related to the amount of net contract revenues, including the impact of any performance incentives, liquidated damages and other payments to customers. Significant judgment is also required to evaluate assumptions related to the costs to complete the projects, including materials, labor, contingencies and other system costs. If a change in facts or circumstances occurs, the estimates will be adjusted, and the revenue recognized to date will be adjusted based on the revised estimates. Differences between the cumulative revenue recognized based on the previous estimates and the revenue recognized based on the revised estimates are recognized as an adjustment to revenue in the period in which the change in estimate occurs under the cumulative catch-up method.

If the estimated total costs on any contract are greater than the net contract revenues, we recognize the entire estimated loss in the period the loss becomes known and present such losses as contract loss provisions. Following recognition of contract loss provisions, we amortize the loss recognized in future periods as a reduction to cost of revenues using a similar method of measuring progress for each contract as done for revenue being recognized. We recognize changes in estimated contract revenue or total estimated costs and the resulting adjustment in the contract loss provision on a cumulative basis.

Engineering Services Revenue. We recognize engineering services revenue over time as customers receive and consume the benefit of such services. Engineering service contracts with customers can be short-term or span several years and present amounts due to the Company for providing engineering, R&D, or other similar services in our field of expertise.

Contract Assets and Liabilities. Billing practices are governed by the contract terms of each project based upon costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time using the incurred costs method. Contract assets include unbilled amounts typically resulting from revenue under long-term contracts when the incurred costs method of revenue recognition is utilized and revenue recognized exceeds the amount billed to the customer. Contract liabilities consist of deferred revenue for advance payments and billings in excess of revenue recognized. When we receive consideration, or such consideration is unconditionally due, from a customer prior to transferring goods or services to the customer under the terms of a sales contract, we record deferred revenue, which represents a contract liability.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 2 — Significant Accounting Policies (cont.)

As a practical expedient, we do not adjust the consideration in a contract for the effects of a significant financing component when we expect, at contract inception, that the period between a customer’s advance payment and our transfer of a promised product or service to the customer will be one year or less. Additionally, we do not adjust the consideration in a contract for the effects of a significant financing component when the consideration is received as a form of performance security.

Government Grants

We assess government contracts received, including cost reimbursement agreements, to determine if the agreement should be accounted for as an exchange transaction or a grant. An agreement is accounted for as a grant if the resource provider does not receive commensurate value in return for the assets transferred. As there is no authoritative guidance under GAAP for accounting for grants to for-profit business entities, the Company accounts for the grants by analogy to International Accounting Standard 20, Accounting for Government Grants and Disclosure of Government Assistance. Additionally, a government grant is recognized only when there is reasonable assurance that (1) the entity will comply with any conditions attached to the grant and (2) the grant will be received.

Funds to be received under the Company’s government grants are presented as grant revenue. The related reimbursable expenses are expensed as incurred and presented separately as cost of grant revenue. Refer to Note 3 — Revenue for additional information.

Research and Development

We incur R&D costs during the process of researching and developing new products and enhancing our existing products, technologies and manufacturing processes. Our R&D costs consist primarily of employee compensation, materials and outside services. We expense these costs as incurred until the resulting product has been completed, tested and made ready for commercial scale-up.

Reorganization Costs

We recognize reorganization costs for one-time termination benefits, including severance payments, outplacement job training, counseling and other termination benefits, at fair value at the communication date if no future service is required. Reorganization costs for one-time termination benefits in which the employee is required to render service until termination in order to receive the benefits are recognized ratably over the future service period.

Earnings (Loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) by the sum of the weighted-average number of common shares outstanding and the weighted-average number of shares issuable under certain vested warrants. Diluted EPS is computed by dividing net income (loss) by the sum of the basic weighted-average number of common shares outstanding and dilutive potential securities, which potentially could include shares that may be issued under our stock options, employee stock purchase plan, restricted stock units (“RSU”) and warrants, as determined by using the treasury stock method. Refer to Note 11 — Earnings (Loss) per Share for additional information.

Share-based Compensation

We recognize share-based compensation expense for the estimated fair value of equity awards issued as compensation to individuals over the requisite service period, which generally ranges from six months to four years. We account for forfeitures as they occur. Accordingly, in the absence of a modification, if an individual’s continuous service is terminated, all previously unvested awards granted to such individual are forfeited, which results in a benefit to share-based compensation expense in the period of termination equal to the cumulative expense recorded through the termination date for the unvested awards. For employee stock awards with graded vesting schedules and only services conditions, we recognize share-based compensation expense on a straight-line basis over the total requisite service period of the award, ensuring that cumulative recorded share-based compensation expense equals the grant date fair value of vested awards at each period-end.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 2 — Significant Accounting Policies (cont.)

For modifications of share-based payment awards, we record the incremental fair value of the modified award as share-based compensation on the date of modification for vested awards or over the remaining vesting period for unvested awards. The incremental compensation is the excess of the fair value of the modified award on the date of modification over the fair value of the original award immediately before the modification. In addition, we record the remaining unrecognized compensation cost for the original cost of the award on the modification date over the remaining vesting period for unvested awards.

Commitments and Contingencies

We record liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Although we cannot predict the outcome of legal or other proceedings with certainty, when it is probable that a loss has been incurred and the amount is reasonably estimable, GAAP requires us to accrue an estimate of the probable loss or range of loss or make a statement that such an estimate cannot be made.

Income Taxes

We use the asset and liability method to account for income taxes whereby we calculate deferred tax assets or liabilities using the enacted tax rates and tax law applicable to when any temporary differences are expected to reverse. We establish valuation allowances, when necessary, to reduce deferred tax assets to the extent it is more likely than not that such deferred tax assets will not be realized.

Income tax expense includes (i) deferred tax expense, which generally represents the net change in deferred tax assets or liabilities during the year plus any change in valuation allowances and (ii) current tax expense, which represents the amount of tax currently payable to or receivable from taxing authorities. We only recognize tax benefits related to uncertain tax positions that are more likely than not of being sustained upon examination. For those positions that satisfy such recognition criteria, the amount of tax benefit that we recognize is the largest amount of tax benefit that is more likely than not of being sustained on ultimate settlement of the uncertain tax position. The Company’s policy is to recognize interest and penalties related to uncertain tax positions, if any, in the income tax provision.

Fair Value Measurements

We measure certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.

●	Level 1 — Valuations based on unadjusted quoted prices from active markets for identical assets or liabilities.

●	Level 2 — Valuations in which significant inputs are observable either directly or indirectly — other than Level 1 inputs.

●	Level 3 — Valuations in which significant inputs are unobservable.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 2 — Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires more detailed disclosures about specified categories of expenses (including employee compensation, depreciation, and amortization) included in certain expense captions presented on the face of the income statement. In addition, ASU 2024-03 requires an entity to disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and to disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, with early adoption permitted on a prospective or retrospective basis. The Company is currently evaluating the impact of this guidance on the Company’s consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Taxes Disclosures (“ASU 2023-09”), which requires greater disaggregation of income tax disclosures to increase transparency and usefulness. The new standard requires additional information to be disclosed with respect to the income tax rate reconciliation, disaggregation of income taxes paid and modifying other income tax-related disclosures. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted on a prospective or retrospective basis. The Company is currently evaluating the impact of this guidance on the Company’s consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires companies to enhance the disclosures about segment expenses on an annual and interim basis. The new standard requires disclosure of significant segment expenses that are regularly provided to an entity’s chief operating decision maker (“CODM”) and included in the reported segment measure of profit or loss. In addition, ASU 2023-07 requires the disclosure of the CODM’s title and a description of how the CODM uses the reported measures to assess segment performance and to allocate resources. Such disclosures apply to entities with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and interim periods beginning after December 15, 2024, with early adoption permitted. The Company adopted this guidance during the year ended December 31, 2024. The adoption of ASU 2023-07 resulted in additional segment reporting disclosures in the Company’s consolidated financial statements, with no impact to the Company’s financial position or results of operations. Refer to Note 17 — Segment Reporting for additional information.

Note 3 — Revenue

Disaggregated Revenue

The following table provides information about disaggregated revenue:

	Year Ended December 31,
$ in thousands	2024	2023
Project revenue	$19,065	$300
Engineering services revenue	779	588
Total services revenue	19,844	888
Grant revenue	3,380	3,557
Total revenue	$23,224	$4,445

Services Revenue

The Company’s recognized project revenue is associated with a commercial-scale demonstration agreement (“CSDA”) executed with Woodside in March 2022 for the Capella Project for the customer’s use in research, development and testing. Pursuant to the CSDA, Woodside would pay up to $50.0 million to us to complete the Capella Project. The total transaction price for the CSDA was $45.5 million reflecting a reduction in contract price for the fair value of the Project Warrants (defined and discussed further in Note 4 — Warrants — Project Warrants) granted to Woodside in connection with the CSDA.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 3 — Revenue (cont.)

In the fourth quarter of 2024, after completing value engineering for the next phase of the Capella Project, Heliogen and Woodside decided not to pursue construction of the facility due to escalated costs. Effective in December 2024, the Company received notice of termination of the CSDA from Woodside. Refer to Contract Modifications and Estimates below for additional information.

Engineering services revenue consists of amounts recognized under contracts with customers for the provision of engineering, R&D, or other similar services in our field of expertise. The Company’s recognized engineering services revenue is associated with engineering studies and projects in the U.S. and Europe.

Contract Modifications and Estimates

In the fourth quarter of 2023, the Company adjusted its Capella Project estimate after completing the front-end engineering and design phase. As a result of the adjustment to the Capella Project estimate, the Company recorded an unfavorable cumulative adjustment to project revenue of $3.4 million and recognized additional contract loss provisions of $52.9 million during the year ended December 31, 2023.

As mentioned above, in the fourth quarter of 2024, the decision was made to not move forward with the Capella Project and the CSDA was terminated. At the time that the Capella Project was canceled, the Company had no remaining performance obligations under the CSDA. As a result, the termination of the CSDA was accounted for as a contract modification on a cumulative catch-up basis and the Company recorded a favorable cumulative adjustment to project revenue of $17.5 million, which primarily consisted of deferred revenue, during the year ended December 31, 2024. Additionally, the Company reduced the remaining contract loss provision liability to zero on the consolidated balance sheet as of December 31, 2024 and recognized a favorable adjustment to the contract loss provision of $74.1 million on the consolidated statement of operations during the year ended December 31, 2024.

The Company amortized $1.2 million and $6.0 million during the years ended December 31, 2024 and 2023, respectively, of the previously recognized contract loss provisions as a reduction to cost of services revenue incurred during the periods based on percentages of completion.

Performance Obligations

Revenue recognized under contracts with customers, which excludes amounts to be received from government grants, relates solely to the performance obligations satisfied during the years ended December 31, 2024 and 2023 with no revenue recognized from performance obligations satisfied in prior periods. As of December 31, 2024, we had no outstanding performance obligations from our customer contracts.

Grant Revenue

The Company’s grant revenue is primarily related to the Company’s award received in October 2021 from the U.S. Department of Energy (the “DOE”) of up to $39.0 million (the “DOE Award”) to support the Capella Project, of which $3.9 million was allocated to be paid directly by the DOE to another party providing services under the DOE Award at the Company’s direction. Under the DOE Award, the Company was entitled to receive up to $35.1 million in funds under the DOE Award pursuant to budget periods defined in the DOE Award as reimbursement for costs incurred in completing the tasks specified in the DOE Award that are part of the Capella Project. As a result of the decision to not pursue construction of the Capella Project, the Company has begun the process to close out the DOE Award as of December 31, 2024 and we do not anticipate receiving any additional funds.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 3 — Revenue (cont.)

Receivables

Receivables consisted of the following:

	December 31,
$ in thousands	2024	2023
Trade receivables	$737	$954
Grant receivables:
Billed	151	—
Unbilled	377	3,623
Total grant receivables	528	3,623
Other receivables	215	309
Total receivables	1,480	4,886
Allowance for credit losses	(716)	(207)
Total receivables, net	$764	$4,679

Contract Assets and Liabilities

The following table outlines the activity related to contract assets, which is included in total receivables on our consolidated balance sheets:

$ in thousands
Balance as of December 31, 2022	$560
Additions to unbilled receivables	177
Amounts billed to customers	(762)
Foreign currency translation adjustments	25
Balance as of December 31, 2023	$—

The Company did not have any activity related to contract assets during the year ended December 31, 2024.

The following table outlines the activity related to contract liabilities:

$ in thousands
Balance as of December 31, 2022	$10,348
Payments received in advance of performance	6,960
Revenue recognized	(300)
Recognition of consideration payable associated with Project Warrants	(19)
Other	19
Balance as of December 31, 2023	$17,008
Payments received in advance of performance	4,700
Revenue recognized	(19,065)
Recognition of consideration payable associated with Project Warrants	(1,907)
Other	(736)
Balance as of December 31, 2024	$—

During the years ended December 31, 2024 and 2023, we recognized revenue of $17.0 million and $0.3 million, respectively, that was included in contract liabilities as of December 31, 2023 and 2022, respectively. Refer to Contract Modifications and Estimates above for additional information regarding the CSDA termination.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 3 — Revenue (cont.)

Customer Concentrations

The following table shows the customers, including governmental entities, who accounted for greater than 10% of our total revenue:

	Year Ended December 31,
	2024	2023
Customer A	85%	—%
Customer B	15%	80%

The following table shows the customers, including governmental entities, who accounted for greater than 10% of our total receivables:

	December 31,
	2024	2023
Customer B	69%	77%
Customer C	—%	12%

Note 4 — Warrants

Public Warrants and Private Warrants

The Company’s warrant liabilities as of December 31, 2024 include public warrants (the “Public Warrants”) and private placement warrants (the “Private Warrants,” and together with the Public Warrants, the “Public and Private Warrants”). The Public Warrants and Private Warrants permit warrant holders to purchase in the aggregate 238,095 shares and 6,667 shares, respectively, of the Company’s common stock at an exercise price of $402.50 per share. The Public and Private Warrants became exercisable on March 18, 2022 and expire on December 30, 2026, or earlier upon redemption or liquidation. The Company has the ability to redeem outstanding Public Warrants prior to their expiration, at a price of $0.35 per warrant, provided that the last reported sales price of the Company’s common stock equals or exceeds $630.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the notice date of redemption. In addition, the Company has the ability to redeem all, but not less than all, of the outstanding Public and Private Warrants prior to their expiration, at a price of $3.50 per warrant if the last reported sales price of the Company’s common stock equals or exceeds $350.00 on the trading day prior to the date of the notice. The Company evaluated the Public and Private Warrants and concluded that a provision in the underlying warrant agreement dated March 16, 2021, by and between Athena Technology Acquisition Corp. and Continental Stock Transfer & Trust Company, related to certain tender or exchange offers precludes the Public and Private Warrants from being accounted for as components of equity. As both the Public and Private Warrants meet the definition of a derivative, they are recorded as liabilities on the consolidated balance sheets and measured at fair value at each reporting date, with the change in fair value included in gain (loss) on warrant remeasurement on the consolidated statements of operations.

Project Warrants

In connection with the execution of the CSDA with Woodside in March 2022, the Company issued warrants permitting Woodside to purchase 26,068 shares of the Company’s common stock at an exercise price of $0.35 per share (the “Project Warrants”). The Project Warrants expire upon the earlier of a change of control of the Company or March 28, 2027 and vest pro rata with certain payments required to be made by Woodside under the CSDA. The fair value of the Project Warrants upon issuance was $173.60 per warrant based on the closing price of the Company’s common stock on March 28, 2022, less the exercise price.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 4 — Warrants (cont.)

The Project Warrants were determined to be consideration payable to a customer and are equity-classified pursuant to the guidance in Accounting Standards Codifications (“ASC”) 718, Compensation — Stock Compensation (“ASC 718”). The total transaction price associated with the CSDA was reduced by $4.5 million, which represented the total consideration payable to Woodside for the Project Warrants upon issuance in March 2022.

The Company recognizes additional paid-in capital related to the Project Warrants to reflect the attribution of the Project Warrants’ fair value in a manner similar to revenue recognized under the CSDA. During the year ended December 31, 2024, we recognized $1.9 million as additional paid-in capital, primarily as a result of the termination of the CSDA, compared to $19 thousand recognized as additional paid-in capital related to the vesting of Project Warrants for the year ended December 31, 2023. As of December 31, 2024, vested Project Warrants were exercisable for 15,168 shares of the Company’s common stock.

Collaboration Warrants

In connection with the execution of a collaboration agreement (the “Collaboration Agreement”) with Woodside in March 2022, the Company issued warrants permitting Woodside to purchase 104,275 shares of the Company’s common stock at an exercise price of $0.35 per share (the “Collaboration Warrants”). Under the Collaboration Agreement, Woodside will assist us in defining product offerings that use our modular technology for potential customers. The Collaboration Warrants expire upon the earlier of a change of control of the Company or March 28, 2027. Of these warrants, (i) half of the warrants vested immediately upon execution of the Collaboration Agreement, to purchase 52,138 shares of the Company’s common stock and (ii) the remaining warrants will vest based on certain specified performance goals under the Collaboration Agreement. The fair value of the Collaboration Warrants upon issuance was $173.60 per warrant based on the closing price of the Company’s common stock on March 28, 2022, less the exercise price.

The Collaboration Warrants were determined to be consideration payable to a customer or non-employee under ASC 718 and are recorded as equity on the consolidated balance sheets and the related expense is recognized ratably as SG&A expense for marketing services to be provided over the estimated service period. The Company recognized SG&A expense, related to the vesting of the Collaboration Warrants, of $2.0 million during the year ended December 31, 2023.

During the fourth quarter of 2023, we recorded an impairment of $5.3 million to fully impair the remaining book value of our Collaboration Warrants, included in impairment and other charges on our consolidated statements of operations. Refer to Note 13 — Impairment and Other Charges — Asset Impairments for additional information.

Vendor Warrants

During the years ended December 31, 2023 and 2022, the Company issued warrants to purchase 1,285 and 2,197 shares of the Company’s common stock, respectively, at an exercise price of $0.35 per share (collectively, the “Vendor Warrants”), to a vendor as compensation for services to be performed by the vendor. The Vendor Warrants had a cumulative fair value upon issuance of $0.3 million and expire on August 14, 2029 and April 19, 2028, respectively.

The Vendor Warrants were determined to be consideration payable to a non-employee under ASC 718 and are recorded as equity on the consolidated balance sheets. As of January 18, 2024, all Vendor Warrants were fully vested.

Registration Rights

The holders of the Project Warrants, Collaboration Warrants and Vendor Warrants are entitled to certain demand registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 5 — Fair Value of Financial Instruments

The Company’s assets and liabilities measured at fair value on a recurring basis are summarized in the following table by fair value measurement level:

		December 31,
$ in thousands	Level	2024	2023
Assets:
Investments	1	$—	$12,386
Liabilities:
Public Warrants(1)	1	$34	$97
Private Warrants(1)	2	1	3

(1)	Included in other long-term liabilities on the consolidated balance sheets.

Private Warrants. The fair value of the Private Warrants approximates the fair value of the Public Warrants due to the existence of similar redemption provisions. As a result, the Company has determined that the fair value of the Private Warrants at a specific date would be similar to that of the Public Warrants, and thus the fair value is determined by using the closing price of the Public Warrants, which was $0.004 as of December 31, 2024.

Contingent Consideration. In connection with the acquisition of HelioHeat GmbH in September 2021, part of the fair value of the consideration transferred was contingent consideration. The contingent consideration was classified as Level 3 in the fair value hierarchy and measured at fair value using a probability-weighted discounted cash flow model utilizing estimated timing for the commissioning and required operational period of a commercial facility using the acquired particle receiver technology.

As of December 31, 2024 and 2023, the fair value of the contingent consideration was zero. The following table summarizes the activities of our Level 3 fair value measurement for the year ended December 31, 2023:

($ in thousands)
Balance as of December 31, 2022	$353
Change in fair value(1)	(353)
Balance as of December 31, 2023	$—

(1)	The changes in the fair value of the contingent consideration are included in other income, net on our consolidated statements of operations.

Note 6 — Inventories

Inventories consisted of the following:

	December 31,
$ in thousands	2024	2023
Raw materials	$—	$1,870
Finished goods	—	2,424
Work in process	—	53
Reserve for excess and obsolete inventory	—	(2,391)
Total inventories, net	$—	$1,956

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 6 — Inventories (cont.)

During the years ended December 31, 2024 and 2023, the Company recorded inventory reserves, included in cost of services revenue on our consolidated statements of operations, to adjust for excess and obsolete inventories. During the third quarter of 2024, in connection with the closure of our Manufacturing Facility, the Company sold the excess and obsolete inventory and wrote-off the corresponding reserve. The following table shows the change in the inventory reserves:

($ in thousands)
Balance as of December 31, 2022	$—
Charges to costs and expenses	2,391
Balance as of December 31, 2023	$2,391
Charges to costs and expenses	1,729
Recoveries and write-offs	(4,120)
Balance as of December 31, 2024	$—

Note 7 — Property, Plant and Equipment

Major classes of property, plant and equipment, consisted of the following:

	Estimated Useful Lives	December 31,
$ in thousands	in Years	2024	2023
Leasehold improvements	5 – 7	$36	$3,107
Computer equipment	2 – 3	2,019	2,165
Machinery, vehicles and other equipment	5 – 7	504	4,307
Furniture and fixtures	2	321	664
Construction in progress		—	125
Total property, plant and equipment		2,880	10,368
Accumulated depreciation		(2,565)	(4,791)
Total property, plant and equipment, net		$315	$5,577

Depreciation expense for property, plant and equipment was $0.9 million and $2.1 million for the years ended December 31, 2024 and 2023, respectively, and is recorded in SG&A expense with a portion allocated to cost of services revenue.

During the second quarter of 2024, we recorded an impairment of property, plant and equipment of $3.4 million, included in impairment and other charges on our consolidated statements of operations. Refer to Note 13 — Impairment and Other Charges — Manufacturing Facility Closure for additional information.

Asset Sales

During the second quarter of 2024, we began to sell assets, which were primarily located at our Manufacturing Facility as a result of the decision to close the facility. During the year ended December 31, 2024, we received $0.9 million in proceeds from the sale of property, plant and equipment and recognized a loss of $0.3 million from disposal of assets, which is recorded in SG&A expense.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 8 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	December 31,
$ in thousands	2024	2023
Payroll and other employee benefits	$1,431	$1,084
Professional fees	1,116	1,913
Research, development and project costs	5,616	3,658
Inventory in-transit	—	29
Operating lease liabilities, current portion	2,550	1,792
Other accrued expenses	451	431
Total accrued expenses and other current liabilities	$11,164	$8,907

Note 9 — Leases

The Company has operating leases, primarily for real estate. There are no material residual value guarantees associated with any of the Company’s operating leases.

Pasadena, California. On May 23, 2021, we executed a seven-year lease for office space in Pasadena, California (the “Pasadena Office Lease”). The Pasadena Office Lease includes a termination option under which the Company can terminate the lease for any reason and at no cost, with proper notice, at any time effective on or after May 31, 2026. As of December 31 2024, we anticipate we will exercise the early termination option and end the Pasadena Office Lease on May 31, 2026 due to the various workforce reductions that have occurred during the year. As a result, during the year ended December 31, 2024, our right-of-use asset and operating lease liabilities for the Pasadena Office Lease were both decreased by $1.5 million.

In May 2021, Heliogen sub-leased a portion of its office space subject to the Pasadena Office Lease to Idealab, a California corporation (“Idealab”). In March and May 2023, Heliogen entered into amendments to the sub-lease with Idealab.

Long Beach, California. Effective July 27, 2021, we executed the Long Beach Lease for five years, with an option for the Company to renew for an additional five years, which we originally anticipated utilizing. As discussed in Note 13 — Impairment and Other Charges — Manufacturing Facility Closure, in May 2024, the Company made the decision to close the Manufacturing Facility, therefore, the Company no longer anticipates utilizing the five-year renewal option for the Long Beach Lease. As a result, during the second quarter of 2024, our right-of-use asset and operating lease liabilities for the Long Beach Lease were both decreased by $6.4 million.

As of December 31 2024, we performed an impairment assessment of our Long Beach Lease, given the decision to close the Manufacturing Facility and discussions to terminate the Long Beach Lease and recorded a right-of-use asset impairment of $0.8 million, which is included in impairment and other charges on our consolidated statements of operations. Effective February 18, 2025, we executed a lease termination agreement for the Long Beach Lease.

As security for the Company’s faithful performance of its obligations under the Long Beach Lease, a commercial bank issued an unconditional and irrevocable $1.5 million standby letter of credit payable to the lessor. As of December 31, 2024, the Company still had a $1.5 million standby letter of credit outstanding associated with the Long Beach lease, included in restricted cash on our consolidated balance sheet. Pursuant to the terms of the lease termination, the $1.5 million standby letter of credit was released to the Company in March 2025.

Houston, Texas. On January 1, 2022, we executed a 26-month lease for office space in Houston, Texas (the “Houston Office Lease”) with an option for the Company to renew for an additional two years. On October 27, 2023, we executed an amendment to the Houston Office Lease. The amendment provides for an extension of 30-months to the Houston Office Lease terms commencing on March 1, 2024 and added additional office space.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 9 — Leases (cont.)

Plains, Texas. On October 1, 2023, we executed a ten-year term lease in Plains, Texas for rural undeveloped agricultural land and we initiated construction on the Texas Steam Plant (the “Texas Steam Plant Lease”). The Texas Steam Plant Lease includes an option for the Company to extend for an additional ten years.

In the fourth quarter of 2024, in an effort to conserve cash and in light of the shifting landscape following the U.S. presidential elections, we made the decision to halt construction of our Texas Steam Plant. As a result, we performed an impairment assessment of our Texas Steam Plant Lease as of December 31, 2024 and recorded a right-of-use asset impairment of $0.5 million, which is included in impairment and other charges on our consolidated statements of operations.

The following table provides information on the amounts of our right-of-use assets and liabilities included on our consolidated balances sheets:

		December 31,
$ in thousands	Financial Statement Line	2024	2023
Operating lease right-of-use assets	Operating lease right-of-use assets	$2,831	$13,909
Operating lease liabilities, current	Accrued expenses and other current liabilities	2,550	1,792
Operating lease liabilities, non-current	Operating lease liabilities, non-current	2,314	12,878

The following table summarizes the components of lease costs:

	Year Ended December 31,
$ in thousands	2024	2023
Operating lease cost	$2,738	$2,759
Sublease income	(167)	(155)
Total lease cost	$2,571	$2,604

The Company has variable and other related lease costs which were not considered material for the years ended December 31, 2024 and 2023.

The weighted-average remaining lease terms and discount rates for the Company’s operating leases were as follows:

	December 31,
	2024	2023
Weighted-average remaining lease term (years)	2.5	7.0
Weighted-average discount rate	8.4%	7.4%

The following table summarizes the supplemental cash flow information related to leases:

	Year Ended December 31,
$ in thousands	2024	2023
Cash paid for amounts included in the measurement of operating lease liabilities	$2,819	$2,717
Right-of-use assets obtained in exchange for new operating lease liabilities	132	847
Decrease in right-of-use asset and operating lease liabilities due to lease remeasurement	7,868	—

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 9 — Leases (cont.)

As of December 31, 2024, the maturities of our future undiscounted cash flows associated with our operating lease liabilities were as follows:

$ in thousands
2025	$2,854
2026	1,947
2027	109
2028	111
2029	112
Thereafter	437
Total future lease payments	$5,570
Less: Imputed interest	(706)
Present value of future lease payments	$4,864

Right-of-way Lease. In April 2022, we executed a 30-year right-of-way lease agreement with the Bureau of Land Management (the “BLM”) for land within the Brenda Solar Energy Zone (the “Brenda SEZ”). The agreement has an initial annual base rent of $19 thousand and contains a 2% per annum escalation clause. The Company may relinquish the lease early which will terminate the lease as of the end of the then-current calendar year.

The Brenda SEZ provides ideal conditions for concentrated solar installations, allowing for a project that could produce low-cost, low-carbon power to meet growing demand while reducing emissions. However, as of December 31, 2024, the Company does not have the ability to use the premises for project development without approval from the BLM. As a result, the Company has not recognized an operating right-of-use asset or liability on the consolidated balance sheets. During the year ended December 31, 2024, the Company paid an annual base rent of $30 thousand.

Note 10 — Equity

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share. As of December 31, 2024 and 2023, there were 6,096,084 and 5,946,315 shares of common stock issued and outstanding, respectively.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share. As of December 31, 2024, no shares of preferred stock have been issued. The Company’s Board of Directors (the “Board”) has the authority to issue shares of preferred stock and to determine the rights, preferences, privileges and restrictions, including voting rights, of those shares.

Stockholder Matters

As previously reported, on November 7, 2023, the NYSE notified the Company that it had determined to commence proceedings to delist the Company’s common stock and Public Warrants from the NYSE. Trading in these securities was immediately suspended. The NYSE reached its decision to delist these securities pursuant to Section 802.01B of the NYSE Listed Company Manual. On April 15, 2024, the Company notified the NYSE that the Company intended to withdraw its appeal of the delisting determination and on June 10, 2024, the NYSE filed with the SEC a Notification of Removal From Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 in order to delist the Company’s common stock and Public Warrants from the NYSE and deregister the Company’s common stock and Public Warrants under Section 12(b) of the Exchange Act. The delisting became effective on June 20, 2024.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 10 — Equity (cont.)

The Company’s common stock is currently quoted on the OTCQX, the highest market tier operated by the OTC Markets Group, Inc. The Company intends to continue to comply with public company SEC regulations and other NYSE listing requirements, including filing quarterly financial statements, having independently audited financials, and maintaining an independent board of directors with corporate governance rules and oversight committees.

Stockholders Rights Plan

On April 16, 2023, the Company’s Board declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock to the stockholders of record as of the close of business on April 28, 2023, and adopted a limited duration stockholder rights plan, as set forth in the Rights Agreement, dated as of April 16, 2023 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as rights agent. The Rights will be exercisable only if a person or group (an “acquiring person”) acquires or launches a tender or exchange offer to acquire beneficial ownership (which includes certain synthetic equity interests) of 12.5% or more of the Company’s outstanding common stock (20% for certain passive institutional investors as described in the Rights Agreement) without the approval of the Board. Under the original terms of the Rights Agreement, once the Rights become exercisable, each Right will entitle its holder (other than the acquiring person, whose rights will become void) to purchase for $122.50, subject to adjustment, additional shares of our common stock having a market value of twice such exercise price. In addition, the Rights Agreement has customary flip-over and exchange features.

On April 16, 2024, we entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement. The Amendment extended the final expiration date of the Rights Agreement by one year such that the Rights will now expire on April 17, 2025. The Amendment also changed the definition of “Exercise Price” from $122.50 to $26.40 and amended the definition of “acquiring person” to reflect the terms and conditions of the limited waiver previously granted by us to Nant Capital, LLC and certain of its affiliates, as previously disclosed on the Company’s Current Report on Form 8-K dated February 15, 2024. The Rights Agreement otherwise remains unmodified and in full force and effect in accordance with its terms.

On December 17, 2024, we entered into Amendment No. 2 to the Rights Agreement, as amended, which made for certain technical amendments to the rights and obligations of the Board to administer and make determinations with respect to the Rights Agreement, as amended, and the rights issued thereunder. The Rights Agreement, as amended, otherwise remains unmodified and in full force and effect in accordance with its terms.

The Rights Agreement will reduce the likelihood that any entity, person or group gains control of Heliogen through open market accumulation without paying all stockholders an appropriate control premium or without providing our Board sufficient time to make informed judgments and take actions that are in the best interests of all stockholders.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 11 — Earnings (Loss) per Share

The calculation of basic and diluted EPS were as follows:

	Year Ended December 31,
$ in thousands, except share and per share data	2024	2023
Numerator:
Net income (loss)	$32,547	$(129,598)
Denominator:
Weighted-average common shares outstanding	6,001,949	5,754,037
Weighted-average impact of warrants(1)	69,581	68,352
Denominator for basic EPS – weighted-average shares	6,071,530	5,822,389
Effect of dilutive securities	159,710	—
Denominator for diluted EPS – weighted-average shares	6,231,240	5,822,389

EPS – Basic	$5.36	$(22.26)
EPS – Diluted	$5.22	$(22.26)

(1)	Warrants that have a $0.35 exercise price per common share are assumed to be exercised when vested because common shares issued for little consideration upon exercise are included in outstanding shares for the purposes of computing basic and diluted EPS.

The following securities were excluded from the calculation of EPS as their impact would be anti-dilutive:

	Year Ended December 31,
	2024	2023
Stock options	162,927	204,394
Shares issuable under the employee stock purchase plan	—	11,371
Unvested restricted stock units	89,860	339,287
Unvested warrants	—	59,540
Vested warrants	244,762	244,762

Note 12 — Share-based Compensation

On December 28, 2021, the stockholders approved the Heliogen, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the Heliogen, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The 2021 Plan aims to incentivize employees, directors and consultants who render services to the Company through the granting of stock awards, including stock options, stock appreciation right awards, restricted stock awards, RSU awards, performance awards and other stock-based awards.

As of December 31, 2024, 327,265 shares of common stock were reserved for issuance under the 2021 Plan. In addition, such aggregate number of shares of common stock automatically increases on January 1 of each year, beginning on January 1, 2022 and ending on (and including) January 31, 2031, in an amount equal to 4% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding year or a lesser number of shares determined by the Board. The aggregate number of shares of common stock that may be issued pursuant to the exercise of incentive stock options under the 2021 Plan is 1,018,642 shares.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 12 — Share-based Compensation (cont.)

The following table summarizes our share-based compensation expense by the affected line on our consolidated statements of operations:'

	Year Ended December 31,
$ in thousands	2024	2023
Cost of services revenue	$166	$550
Selling, general and administrative	2,276	(6,464)
Research and development	191	750
Total share-based compensation expense	$2,633	$(5,164)

The following table summarizes our share-based compensation expense by grant type:

	Year Ended December 31,
$ in thousands	2024	2023
Stock options	$517	$(11,738)
Restricted stock units	2,077	6,220
Employee stock purchase plan	39	238
Vendor Warrants	—	116
Total share-based compensation expense	$2,633	$(5,164)

Stock Options

We value our stock options using the Black-Scholes option pricing model, which was developed for use in estimating the fair value of stock options. Black-Scholes and other option valuation models require the input of highly subjective assumptions, including the fair value of our common stock, expected term, expected volatility, risk-free interest rate and expected dividends. The Company did not grant any stock option awards during the years ended December 31, 2024 and 2023.

The following table summarizes the Company’s stock option activity:

$ in thousands, except share and per share data	Number of Shares	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value ($)
Outstanding balance as of December 31, 2022	891,509	$107.85	7.62
Exercised	(254,139)	4.57
Forfeited	(332,585)	203.48
Expired	(100,391)	250.58
Outstanding balance as of December 31, 2023	204,394	12.64	5.82	$6
Exercised	(3,818)	0.70
Forfeited	(4,565)	47.89
Expired	(33,084)	23.93
Outstanding balance as of December 31, 2024	162,927	$9.64	3.95	$—
Exercisable as of December 31, 2024	159,303	$9.35	3.90	$—

The total intrinsic value of stock options exercised was $7 thousand and $1.6 million for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, the unrecognized compensation cost related to stock options was $0.1 million which is expected to be recognized over a weighted-average period of 0.3 years.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 12 — Share-based Compensation (cont.)

During the year ended December 31, 2023, we recognized a net reduction of $12.5 million in share-based compensation expense, included in SG&A expense, as a result of 279,589 stock options forfeited in connection with the termination of our former Chief Executive Officer in the first quarter of 2023.

Restricted Stock Units

The fair value of RSU awards is measured at the fair value of the Company’s common stock on the grant date. For the years ended December 31, 2024 and 2023, we estimated the fair value of RSU awards using the closing stock price on the grant date or the modification date.

The following table summarizes the Company’s RSU award activity:

	Number of Shares	Weighted Average Grant Date Fair Value ($)
Unvested as of December 31, 2022	327,141	$153.12
Granted	356,230	9.63
Vested	(156,646)	109.60
Forfeited	(187,438)	83.51
Unvested as of December 31, 2023	339,287	58.92
Granted	523,702	1.54
Vested	(168,427)	43.13
Forfeited	(236,067)	33.55
Unvested as of December 31, 2024	458,495	$11.97

The grant date fair value of vested RSU awards was $7.3 million and $17.2 million for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, the unrecognized compensation cost related to unvested RSU awards was $2.9 million which is expected to be recognized over a weighted-average period of 2.0 years.

Employee Stock Purchase Plan

Under the 2021 ESPP, eligible employees may elect to purchase the Company’s common stock at the end of each offering period, which will generally be six months, at a 15% discount to the market price of the Company’s common stock at the beginning or the end of each offering period on May 15 and November 15 of each year, whichever is lower, using funds deducted from their payroll during the offering period. Eligible employees can authorize payroll deductions of up to 15% of their eligible earnings, subject to certain limitations.

As of December 31, 2024, 243,335 shares of common stock were reserved for issuance under the 2021 ESPP. In addition, such aggregate number of shares of common stock will automatically increase on January 1 of each year, beginning on January 1, 2022 and ending on (and including) January 1, 2031. The number of shares added each calendar year will equal the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, (ii) 271,638 shares, or (iii) a lesser number of shares than described under (i) or (ii) as determined by the Board. As of December 31, 2024, 59,459 shares have been issued under the 2021 ESPP.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 13 — Impairment and Other Charges

Impairment and other charges consisted of the following:

	Year Ended December 31,
$ in thousands	2024	2023
Property, plant and equipment	$3,354	$—
Operating lease right-of-use assets	1,352	—
Manufacturing Facility closing costs	300	—
Cloud computing arrangements(1)	—	1,484
Collaboration Warrants(2)	—	5,282
Goodwill	—	1,008
Severance costs	2,018	1,160
Total impairment and other charges	$7,024	$8,934

(1)	Prior to the impairment, cloud computing arrangements were included in other long-term assets on our consolidated balance sheets.
(2)	Prior to the impairment, Collaboration Warrants of $1.6 million was included in prepaid and other current assets and $3.7 million was included in Collaboration Warrants, non-current on our consolidated balance sheets.

Manufacturing Facility Closure

In May 2024, the Company made the strategic decision to implement a targeted plan, which included a workforce reduction, the closing of its Manufacturing Facility and a reduction in third-party costs. These actions were intended to further reduce structural costs and operating expenses and better align the Company’s operating structure for commercialization with a technology-centric business model. Costs and charges related to the implementation of the Company’s targeted plan, were accrued when probable and reasonably estimable or at the time of program announcement. In connection with the targeted plan, the Company incurred a total of $5.1 million impairment and other charges during the year ended December 31, 2024 consisting of the below charges.

Management concluded that the actions of the targeted plan constituted a triggering event and as a result, we performed an impairment assessment for our long-lived assets, including right-of-use assets. During the second quarter of 2024, we recorded impairments of $3.4 million to property, plant and equipment related to leasehold improvements, machinery and equipment and other fixed assets located at our Manufacturing Facility. Additionally, in the second quarter of 2024, we recorded severance costs of $0.6 million related to employee transition, severance and related benefits, primarily associated with the workforce reduction mentioned above.

During the year ended December 31, 2024, the Company recorded a right-of-use asset impairment of $0.8 million associated with the termination of the Long Beach Lease and costs of $0.3 million associated with closing our Manufacturing Facility. Refer to Note 9 — Leases — Long Beach, California for additional information.

As of December 31, 2024, the Company has a liability of $0.3 million associated with closing the Manufacturing Facility, which is included in accrued expenses and other current liabilities on our consolidated balance sheets and was fully paid on the effective date of the Long Beach Lease termination.

Asset Impairments

During the year ended December 31, 2024, we recorded total right-of-use asset impairments of $1.4 million, of which $0.8 million was associated with the Long Beach Lease, as mentioned above, and the remainder $0.5 million was associated with the Texas Steam Plant Lease. Refer to Note 9 — Leases — Plains, Texas for additional information.

As of December 31, 2023, management concluded that the Company’s liquidity position and forecast of operating results and cash flows at the time constituted a triggering event and as a result, we performed an impairment assessment for our long-lived assets, including right-of-use assets. While the Company continued to believe in the long-term commercial viability of our products and technology, we also believed that we would continue to incur losses for a longer period than was originally estimated and would require additional cash investment before we could generate positive cash flow. As a result, during the fourth quarter of 2023, we recorded impairments of $1.5 million to fully impair the remaining book value of our cloud computing implementation costs and $5.3 million to fully impair the remaining book value of our Collaboration Warrants.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 13 — Impairment and Other Charges (cont.)

Goodwill Impairment

During the first quarter of 2023, we assessed our goodwill for impairment due to a sustained decrease in the Company’s market capitalization. The Company concluded that it was more likely than not that the fair value of its reporting unit was less than its carrying amount as of March 31, 2023. As a result, we fully impaired goodwill and recorded an impairment of $1.0 million during the first quarter of 2023.

Reorganization Costs

During the year ended December 31, 2024, we recorded total severance costs of $2.0 million related to employee severance and related benefits, of which $0.6 million was associated with the Manufacturing Facility closing, as mentioned above, and the remainder $1.4 million was associated with various workforce reductions throughout the year.

In February 2023, the Company initiated a strategic plan to respond to market feedback, streamline our operations, and improve our financial condition. As a result, during the year ended December 31, 2023, we recorded severance costs of $1.2 million for employee severance and related benefits.

Note 14 — Income Taxes

Provision for income taxes consisted of the following:

	Year Ended December 31,
$ in thousands	2024	2023
Current:
State	$6	$1
Deferred:
Foreign	—	—
Provision for income taxes	$6	$1

The domestic and foreign components of pre-tax income were as follows:

	Year Ended December 31,
$ in thousands	2024	2023
Domestic	$33,416	$(129,092)
Foreign	(863)	(505)
Net income (loss) before taxes	$32,553	$(129,597)

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 14 — Income Taxes (cont.)

The effective tax rate of the Company differed from the federal statutory rate as follows:

	Year Ended December 31,
$ in thousands	2024		2023
U.S. federal statutory income tax rate	$6,836	21.0%	$(27,215)	21.0%
State taxes, net of federal benefit	3,061	9.4%	(9,566)	7.4%
Warrant liabilities remeasurement	(14)	—%	(114)	0.1%
Share-based compensation	1,483	4.6%	(1,303)	1.0%
Goodwill impairment	—	—%	212	(0.2)%
Valuation allowance	(11,776)	(36.2)%	37,751	(29.1)%
Other	416	1.2%	236	(0.2)%
Provision for income taxes	$6	—%	$1	—%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized. The increase in the valuation allowance during the year ended December 31, 2024 was due to net increases in our net deferred tax assets. No portion of our valuation allowance was released into our income tax benefit during the year ended December 31, 2024.

The components of the deferred tax assets and liabilities were as follows:

	December 31,
$ in thousands	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$75,618	$66,701
Share-based compensation	926	3,139
Operating lease liabilities	1,422	4,399
Capitalized research and development costs	8,974	7,985
Provision for contract losses	—	22,452
Other	4,357	4,571
Gross deferred tax assets	91,297	109,247
Less: Valuation allowance	(84,569)	(96,346)
Net deferred tax assets	6,728	12,901
Deferred tax liabilities:
Depreciation and amortization	—	(1,340)
Operating lease right-of-use assets	(1,250)	(4,158)
Other	(5,478)	(7,403)
Total deferred tax liabilities	(6,728)	(12,901)
Net deferred income taxes	$—	$—

In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the analysis of federal and state deferred tax balances, future tax projections and availability of taxable income in the carryback period, the Company recorded a valuation allowance against the federal and state deferred tax assets of $84.6 million and $96.3 million as of December 31, 2024 and 2023, respectively.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 14 — Income Taxes (cont.)

As of December 31, 2024, the Company has federal net operating loss (“NOL”) carryforwards of $244.4 million, of which $10.1 million were generated prior to 2018 and will begin to expire in 2033, unless previously utilized, but may be used to offset up to 100% of future taxable income before expiration. Under current law, our federal NOLs generated in tax years beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such federal NOLs is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to federal tax law. As of December 31, 2024, the Company has state NOL carryforwards of $265.7 million which will begin to expire in 2033. As of December 31, 2024, the Company has foreign NOL carryforwards of $3.0 million, which may be carried forward indefinitely.

The 2021 through 2024 tax years remain open to examination by the Internal Revenue Service and the 2020 through 2024 tax years remain open to examination by the state tax authorities. In addition, the utilization of net loss carryforwards is subject to federal and state review for the periods in which those net losses were incurred.

Utilization of the net operating loss and research tax credit carryforwards are subject to an annual limitation based on changes in ownership, as defined by Sections 382 and 383 of the Internal Revenue Code of 1986, as amended.

The Company is under audit by the Internal Revenue Services for the year ended December 31, 2022. We believe that we have made adequate provision for all income tax uncertainties.

Note 15 — Related Party Transactions

NantG Power, LLC

On March 24, 2023, Heliogen entered into an agreement with NantG Power, LLC (“NantG”), an affiliated sister-company to Nant Capital LLC, a holder of more than 5% of Heliogen’s outstanding voting stock, to provide front-end concept design and R&D engineering services. During the years ended December 31, 2024 and 2023, the Company recognized $0.2 million and $0.1 million, respectively, of services revenue from NantG. As of December 31, 2024, we had no outstanding receivables with NantG. As of December 31, 2023, we had outstanding accounts receivable of $0.1 million with NantG.

Note 16 — Commitments and Contingencies

From time to time, we are involved in various claims and lawsuits arising in the normal course of business, including proceedings involving tort and other general liability claims and other miscellaneous claims. We recognize a liability when we believe the loss is probable and reasonably estimable. We currently believe that the ultimate outcome of such lawsuits and proceedings will not, individually or in the aggregate, have a material effect on our consolidated financial statements as of and for the year ended December 31, 2024.

Note 17 — Segment Reporting

We manage our business on a consolidated basis and operate as one operating segment, which includes all activities related to our concentrated solar energy technology and thermal energy storage. Our CODM is our chief executive officer. The CODM reviews consolidated operating expenses, as presented on our consolidated statements of operations, to measure segment profit or loss, alongside with cash and cash equivalents, as presented on our consolidated balance sheets. In addition to the significant expense categories presented on our consolidated statements of operations, the CODM reviews the SG&A and R&D expenses on a more disaggregated level.

The CODM uses these financial metrics to allocate resources on a consolidated basis, which enables the CODM to assess both the overall level of resources available and optimize distribution of resources across functions and R&D programs in line with our long-term strategic goals. The CODM does not evaluate our operating segment using total assets information.

Heliogen, Inc.
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

Note 17 — Segment Reporting (cont.)

The following table provides information about disaggregated SG&A expenses:

	Year Ended December 31,
$ in thousands	2024	2023
Employee compensation, excluding share-based compensation	$12,906	$22,453
Share-based compensation	2,276	(6,464)
Collaboration Warrants	—	1,981
Other selling, general and administrative(1)	21,138	31,525
Total selling, general and administrative	$36,320	$49,495

(1)	Other SG&A expense primarily consists of professional and consulting fees, facilities and other related costs and other administrative expenses.

The following table provides information about disaggregated R&D expenses:

	Year Ended December 31,
$ in thousands	2024	2023
Employee compensation, excluding share-based compensation	$8,521	$9,640
Share-based compensation	191	750
Other research and development(1)	7,623	10,638
Total research and development	$16,335	$21,028

(1)	Other R&D expense primarily consists of direct R&D costs, prototyping and testing expenses.